    This document contains 20 pages. The exhibit index is located on page 5.
      As filed with the Securities and Exchange Commission on June 5, 1996
                                                           Registration No. 333
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  GENRAD, INC.
               (Exact name of issuer as specified in its charter)

          MASSACHUSETTS                                 04-1360950
   (State or other jurisdiction             (I.R.S. employer identification no.)
of incorporation or organization)


               300 BAKER AVENUE, CONCORD, MASSACHUSETTS 01742-2174
                    (Address of principal executive offices)

                              ------------------

                           1991 EQUITY INCENTIVE PLAN
                              (Full title of plans)

                              ------------------

          JAMES F. LYONS                                  Copy to:
           GENRAD, INC.                          CONSTANTINE ALEXANDER, ESQ.
         300 BAKER AVENUE                       NUTTER, MCCLENNEN & FISH, LLP
CONCORD, MASSACHUSETTS 01742-2174                  ONE INTERNATIONAL PLACE
          (508) 287-7000                      BOSTON, MASSACHUSETTS 02110-2699
  (Name, address and telephone                        (617) 439-2000
  number of agent for service)

                              ------------------

                         CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                                  PROPOSED
                                                                  MAXIMUM         PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE  AMOUNT BEING        OFFERING PRICE PER  AGGREGATE OFFERING        AMOUNT OF
            REGISTERED                  REGISTERED (1)             SHARE                PRICE          REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------
Common Stock,                          830,000 Shares              $16.69(2)       $13,852,700(2)          $4,776.79(2)
$1.00 par value per share              570,000 Shares               12.50            7,125,000              2,456.89
                                       350,000 Shares                8.25            2,887,500                995.69
- ------------------------------------------------------------------------------------------------------------------------
Total                                1,750,000 Shares                              $23,865,200             $8,227.37
========================================================================================================================

(1) This Registration Statement covers 1,750,000 shares of Common Stock under the 1991 Equity Incentive Plan. In addition, this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plans as a result of a stock dividend, stock split or other recapitalization.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933 based upon the average of the high and low prices per share of Common Stock reported on the New York Stock Exchange Composite Tape on
        June 3, 1996.

================================================================================

                            ---------------------

        In accordance with General Instruction E to Form S-8, the contents of the registrant's Registration Statements on Form S-8 (File Nos. 33-42789, 33-52009 and 33-53871) relating to the registrant's 1991 Equity Incentive Plan (the "Prior Form S-8s") are incorporated by reference in this Registration Statement.

                            ---------------------

        In accordance with General Instruction E to Form S-8, the following information is not contained in the Prior Form S-8s:

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

        Not applicable.

ITEM 8.  EXHIBITS.
         --------

        See the exhibit index immediately preceding the exhibits attached hereto.

                                   SIGNATURES
                                   ----------

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of Massachusetts, on the 31st day of May 1996.

                                      GENRAD, INC.

                                      By: /s/ James F. Lyons
                                          ------------------
                                          James F. Lyons
                                          President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

      SIGNATURES                      TITLE                            DATE
      ----------                      -----                            ----

  /s/ James F. Lyons           President, Chief Executive Officer  May 31, 1996
- ---------------------------    and Director
      James F. Lyons




  /s/ Daniel F. Harrington     Vice President, Chief Financial     May 31, 1996
- ---------------------------    Officer, Principal Accounting
      Daniel F. Harrington     Officer and Secretary


  /s/ William S. Antle
- ---------------------------
      William S. Antle III     Director                            May 31, 1996




  /s/ Russell A. Gullotti      Director                            May 31, 1996
- ---------------------------
      Russell A. Gullotti

  /s/ Lowell B. Hawkinson      Director                            May 31, 1996
- ---------------------------
      Lowell B. Hawkinson

  /s/ Richard G. Rogers        Director                            June 4, 1996
- ---------------------------
      Richard G. Rogers

  /s/ William G. Scheerer      Director                            May 31, 1996
- ---------------------------
      William G. Scheerer

  /s/ Adriana Stadecker        Director                            May 31, 1996
- ---------------------------
      Adriana Stadecker

  /s/ Ed Zschau                Director                            May 31, 1996
- ---------------------------
      Ed Zschau


                                  EXHIBIT INDEX

Exhibit No.      Title                                                                     Page
- -----------      -----                                                                     ----

Exhibit 4.1      GenRad, Inc. 1991 Equity Incentive Plan, as amended to date                   6

Exhibit 5        Opinion of Nutter, McClennen & Fish, LLP                                     17

Exhibit 23.1     Consent of Nutter, McClennen & Fish, LLP                                Contained in Exhibit 5

Exhibit 23.2     Consent of Arthur Anderson LLP                                               19

Exhibit 23.3     Consent of Price Waterhouse LLP                                              20




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